Operating Metrics (Unaudited)

	2017	2016				2015
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Axon & Evidence.com Bookings (millions)	$60.1	$72.5	$57.5	$72.0	$52.1	$44.7	$36.9	$30.6	$22.9
Sequential % Change	-17%	26%	-20%	38%	17%	21%	21%	34%	-7%

Annual Service Revenue (millions) (1)	$46.2	$40.2	$32.0	$21.1	$18.1	$16.7	$12.0	$9.8	$7.8

Future Contracted Revenue (millions) (2)	$390.0	$350.8	$302.0	$262.8	$202.3	$159.0	$122.4	$94.9	$71.1
Sequential % Change	11%	16%	15%	30%	27%	30%	29%	33%	33%

Multiple Year Contract % (3)	94%	88%	89%	95%	95%	92%	91%	88%	90%

LTV/CAC	4.3x	6.0x	4.9x	6.2x	5.1x	4.3x	4.6x	4.5x	3.5x

Weapons Op Inc %	35.1%	36.1%	38.0%	33.2%	33.5%	37.4%	35.4%	38.7%	40.1%

Evidence.com new seats booked	16,400	21,400	15,600	20,200	15,800	13,200	9,300	9,500	7,400

Evidence.com cumulative seats booked	148,400	132,000	110,600	95,000	74,800	59,000	45,800	36,400	27,000

(1) Monthly recurring license, integration, warranty and storage revenue annualized.
(2) Cumulative bookings for the Software and Sensors segment minus cumulative recognized revenue related solely to Software and Sensors segment
(3) For orders booked with Evidence.com seats, the % that signed multiple year contracts

SG&A Expenses by Segment (Unaudited)

	Three Months Ended March 31,				Dollar Change	Percent Change
	2017		2016

TASER Weapons segment:
Salaries, benefits and bonus	$8,074	26.2%	$5,719	23.0%	$2,355	41.2%
Stock-based compensation	1,480	4.8	758	3.1	722	95.3
Professional, consulting and lobbying	1,852	6.0	2,958	11.9	(1,106)	(37.4)
Sales and marketing	1,255	4.1	2,668	10.7	(1,413)	(53.0)
Travel and meals	1,318	4.3	945	3.8	373	39.5
Other	3,237	10.5	2,224	9.0	1,013	45.5
TASER Weapons segment	17,216	55.8	15,272	61.5	1,944	12.7
Software and Sensors segment:
Salaries, benefits and bonus	6,002	19.5	3,955	15.9	2,047	51.8
Stock-based compensation	548	1.8	632	2.5	(84)	(13.3)
Professional, consulting and lobbying	2,712	8.8	1,034	4.2	1,678	162.3
Sales and marketing	2,158	7.0	2,139	8.6	19	0.9
Travel and meals	1,354	4.4	1,074	4.3	280	26.1
Other	867	2.8	727	2.9	140	19.3
Software and Sensors segment	13,641	44.2	9,561	38.5	4,080	42.7
Total sales, general and administrative expenses	$30,857	100.0%	$24,833	100.0%	$6,024	24.3

R&D Expenses by Segment (Unaudited)

	Three Months Ended March 31,				Dollar Change	Percent Change
	2017		2016

TASER Weapons segment:
Salaries, benefits and bonus	$1,107	8.9%	$293	4.2%	$814	277.8%
Stock-based compensation	128	1.0	143	2.1	(15)	(10.5)
Professional and consulting	325	2.6	354	5.1	(29)	(8.2)
Travel and meals	103	0.8	37	0.5	66	178.4
Other	549	4.4	293	4.2	256	87.4
TASER Weapons segment	2,212	17.7	1,120	16.2	1,092	97.5
Software and Sensors segment:
Salaries, benefits and bonus	6,049	48.5	$3,631	52.4	2,418	66.6
Stock-based compensation	1,212	9.7	587	8.5	625	106.5
Professional and consulting	1,247	10.0	432	6.2	815	188.7
Travel and meals	199	1.6	154	2.2	45	29.2
Other	1,544	12.4	1,003	14.5	541	53.9
Software and Sensors segment:	10,251	82.3	5,807	83.8	4,444	76.5
Total research and development expenses	$12,463	100.0%	$6,927	100.0%	$5,536	79.9